Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of Corixa Corporation for the quarter ended September 30, 2002, the undersigned, Steven Gillis, Ph.D, Chairman of the Board and Chief Executive Officer of Corixa Corporation, and Michelle Burris, Senior Vice President and Chief Financial Officer of Corixa Corporation, do each hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Corixa Corporation.

Date:	November 7, 2002	By:	/s/ STEVEN GILLIS

Steven Gillis, Ph.D. Chairman of the Board and Chief Executive Officer

Date:	November 7, 2002	By:	/s/ MICHELLE BURRIS

Michelle Burris Senior Vice President and Chief Financial Officer